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                                                                    Exhibit 23.2



                  [SCHATZ FLETCHER & ASSOCIATES LETTERHEAD]




                        INDEPENDENT ACCOUNTANT'S CONSENT




We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 29, 1997, with respect to the financial statements of Cushnoc Bank and Trust Company in the Registration Statement (Form S-3) and related Prospectus of Northeast Bancorp for the registration of 350,000 shares of its common stock.



/s/ Schatz, Fletcher & Associates


Augusta, Maine
June 15, 1998